EXHIBIT 99.1

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the common stock of Oportun Financial Corporation is filed on behalf of each of us.

Dated:  February 14, 2025

Institutional Venture Partners XIV, L.P.

By:

Institutional Venture Management XIV, LLC

Its:

General Partner

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Authorized Signatory

Institutional Venture Management XIV, LLC

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Authorized Signatory

Todd C. Chaffee

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Attorney-in-Fact

Norman A. Fogelsong

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Attorney-in-Fact

Stephen J. Harrick

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Attorney-in-Fact

Jules A. Maltz

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Attorney-in-Fact

J. Sanford Miller

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Attorney-in-Fact

Dennis B. Phelps

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Attorney-in-Fact